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ELBIT SYSTEMS LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SHAREHOLDERS' EXTRAORDINARY GENERAL MEETING TO BE HELD ON WEDNESDAY, APRIL 11, 2018

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby appoints MICHAEL FEDERMANN, BEZHALEL MACHLIS and RONIT ZMIRI, and each of them acting individually without any of the others, the true and lawful proxies of the undersigned, with full power of substitution, to vote with respect to all of the ordinary shares of ELBIT SYSTEMS LTD. (the "Company"), held in the name of the undersigned at the close of business on Wednesday, March 7, 2018, at the Shareholders' Extraordinary General Meeting of the Company to be held at the Company's offices at the Advanced Technology Center, Haifa, Israel on Wednesday, April 11, 2018, at 12:30 p.m. local time (the "Meeting"), and at any adjournments, with all power that the undersigned would have if personally present and especially (but without limitation of the general authorization and power hereby given) to vote as follows:

A shareholder's proxy card must be received by the Company no later than four (4) hours before the time fixed for the Meeting, i.e., by Wednesday, April 11, 2018 at 8:30 a.m. (local time).

The shares represented by this Proxy will be voted in the manner instructed. To the extent permitted by law and applicable stock exchange requirements, if no instructions to the contrary are indicated, the shares will be voted "FOR" all Proposals listed on the reverse side and at the discretion of the proxies on such other matters as may properly come before the meeting.

1.1 **(Continued and to be signed on the reverse side)** 14475

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

ELBIT SYSTEMS LTD.

April 11, 2018

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card are available at www.elbitsystems.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030203020030200000 5 041118

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. APPROVAL OF THE NEW COMPENSATION POLICY	☐	☐	☐

	YES	NO
Please indicate if you are a controlling shareholder of the Company or have a "personal interest" (as defined in the Company's Proxy Statement of March 1, 2018) in the approval of the New Compensation Policy.	☐	☐

(Please note: if you do not mark either Yes or No, your shares will not be voted).

	FOR	AGAINST	ABSTAIN
2. APPROVAL OF THE GRANT OF THE OPTIONS TO THE COMPANY'S CEO UNDER THE COMPANY'S EQUITY-BASED PLAN	☐	☐	☐

	YES	NO
Please indicate if you are a controlling shareholder of the Company or have a "personal interest" (as defined in the Company's Proxy Statement of March 1, 2018) in the approval of the grant of the Options to the Company's CEO under the Company's Equity-Based Plan.	☐	☐

(Please note: if you do not mark either Yes or No, your shares will not be voted).

	FOR	AGAINST	ABSTAIN
3. APPROVAL OF THE GRANT OF THE PO OPTIONS TO THE COMPANY'S CEO	☐	☐	☐

	YES	NO
Please indicate if you are a controlling shareholder of the Company or have a "personal interest" (as defined in the Company's Proxy Statement of March 1, 2018) in the approval of the grant of the PO's Options to the Company's CEO.	☐	☐

(Please note: if you do not mark either Yes or No, your shares will not be voted).

Any proxies previously given are hereby revoked.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.